Exhibit 99.2

February 18, 2009 Fourth Quarter Results

Forward Looking Statements This conference call may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the business, operations and financial condition of Rockwood Holdings, Inc. and its subsidiaries (“Rockwood”). Although Rockwood believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. “Forward-looking statements” consist of all non-historical information, including the statements referring to the prospects and future performance of Rockwood. Actual results could differ materially from those projected in Rockwood’s forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, the “Risk Factors” described in Rockwood’s filings with the Securities and Exchange Commission. Rockwood does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Where to Find Materials/Archives A replay of the conference call will be available through March 4, 2009 at (800) 475-6701 in the U.S., access code: 980859, and internationally at (320) 365-3844, access code: 980859. The webcast and the materials will also be archived on our website at www.rocksp.com and are accessible by clicking on “Company News.”

Agenda Fourth Quarter Highlights Financial Summary Summary Appendices Note: All ’08 and ’07 data, other than as noted, for continuing operations only.

Fourth Quarter Highlights

Results Highlights – Fourth Quarter Net Sales of $732.3mm, down 6.6% versus prior year Constant currency basis sales increased 0.6% Global economic activity has negatively impacted demand across all sectors Continued pricing gains in the quarter Adjusted EBITDA* of $131.4mm, down 14.2% versus prior year Constant currency basis Adjusted EBITDA declined 8% Effective pricing actions and proactive cost reductions allowed Adjusted EBITDA margin of 17.9% for the quarter despite weak global economy Adjusted EPS* of $0.19 versus $0.39 last year Net debt to LTM Adjusted EBITDA* ratio of 3.45x Effective cash generation and selective asset sales (e.g. Pool & Spa Chemicals business) contributed to cash on hand at year end of $470mm. For covenant purposes leverage ratio was 3.97x versus covenant of 4.50x * Non-GAAP measure; see reconciliation in the appendix

Yr 2008 Fourth Quarter and Full Year Summary

	Fourth Quarter				Full Year			
			% Change				% Change	
($M) , except EPS	Yr 2008	Yr 2007	*Total*	*Constant Currency [b]*	Yr 2008	Yr 2007	*Total*	*Constant Currency [b]*
Continuing Operations:								
Net Sales	732.3	784.1	*(6.6%)*	*0.6%*	3,380.1	3,065.2	*10.3%*	*6.3%*
Adjusted EBITDA [a]	131.4	153.1	*(14.2%)*	*(8.0%)*	638.9	602.4	*6.1%*	*1.1%*
Adj. EBITDA Margin	*17.9%*	*19.5%*	*(1.6) ppt*		*18.9%*	*19.7%*	*(0.8) ppt*	
Net (Loss) Income - as reported	(734.1)	14.7	*(5093.9%)*		(634.6)	81.5	*(878.7%)*	
EPS (Diluted) - as reported [c]	(9.91)	0.19	*(5260.0%)*		(8.58)	1.07	*(902.8%)*	
Net Income - as adjusted [d]	14.3	30.2	*(52.6%)*		143.9	117.6	*22.4%*	
EPS (Diluted) - as adjusted [d] [e]	0.19	0.39	*(51.2%)*		1.89	1.54	*22.7%*	

(a) A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices.

(b) Based on constant currencies. See Appendices.

(c) For the fourth quarter, Yr 2008 based on share count of 74,059; Yr 2007 based on share count of 76,523.
For the full year, Yr 2008 based on share count of 73,983; Yr 2007 based on share count of 76,279.

(d) A reconciliation of Net Income / EPS as reported to Net Income / EPS as adjusted is provided. See Appendices.

(e) The effect of stock-based awards is excluded from as reported EPS as it is anti-dilutive, on an as adjusted basis, these awards are dilutive; normalized diluted shares outstanding were 74,209 for the fourth quarter 2008 and 76,092 for the full year 2008.

02/18/2009

ROCKWOOD HOLDINGS, INC. 7

Net Sales Growth Fourth Quarter Full Year ($M) Net Sales % Change ($M) Net Sales % Change Yr 2008 Qtr 4 732.3 Yr 2008 YTD 3,380.1 Yr 2007 Qtr 4 784.1 Yr 2007 YTD 3,065.2 Change (51.8) (6.6%) Change 314.9 10.3% Due to (Approx.): Due to (Approx.): Pricing 39.6 5.1% Pricing 115.6 3.8% Currency (56.2) (7.2%) Currency 123.0 4.0% Volume/Mix 1 (35.2) (4.5%) Volume/Mix 1 76.3 2.5% 1 Volume includes bolt-on-acquisitions and the venture with Kemira

Results By Segment – Fourth Quarter @ Actual Rates Net Sales Adj. EBITDA (a) % Change % Change ($M) Q4 2008 Q4 2007 Total Constant Currency (b) Q4 2008 % Sales Q4 2007 % Sales Total Constant Currency (b) Specialty Chemicals 265.9 282.7 (5.9%) 2.2% 71.6 26.9% 69.4 24.5% 3.2% 9.2% Performance Additives 158.8 207.7 (23.5%) (18.2%) 7.6 4.8% 31.2 15.0% (75.6%) (72.4%) Titanium Dioxide Pigments 154.0 108.2 42.3% 50.2% 22.9 14.9% 21.8 20.1% 5.0% 10.6% Advanced Ceramics 101.0 116.7 (13.5%) (6.0%) 28.7 28.4% 35.9 30.8% (20.1%) (12.5%) Specialty Compounds 50.7 66.4 (23.6%) (16.6%) 7.3 14.4% 8.9 13.4% (18.0%) (12.4%) Corporate and Other 1.9 2.4 (20.8%) (12.5%) (6.7) (14.1) 52.5% 51.8% Total Rockwood - continuing operations $732.3 $784.1 (6.6%) 0.6% $131.4 17.9% $153.1 19.5% (14.2%) (8.0%) Disc. Operations - Pool & Spa Chemicals 2.9 23.1 (87.4%) (87.4%) 0.3 10.3% 6.1 26.4% (95.1%) (95.1%) Total Rockwood $735.2 $807.2 (8.9%) (2.0%) $131.7 17.9% $159.2 19.7% (17.3%) (11.3%) (a) A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. (b) Based o n constant currencies. See Appendices.

Results By Segment – Full Year @ Actual Rates Net Sales Adj. EBITDA (a) % Change % Change ($M) FY 2008 FY 2007 Total Constant Currency (b) FY 2008 % Sales FY 2007 % Sales Total Constant Currency (b) Specialty Chemicals 1,232.6 1,082.9 13.8% 8.9% 313.0 25.4% 262.2 24.2% 19.4% 14.9% Performance Additives 835.6 798.5 4.6% 4.2% 107.1 12.8% 150.7 18.9% (28.9%) (30.3%) Titanium Dioxide Pigments 534.8 442.9 20.7% 13.3% 83.1 15.5% 82.7 18.7% 0.5% (5.8%) Advanced Ceramics 505.9 452.5 11.8% 3.9% 150.2 29.7% 128.1 28.3% 17.3% 7.9% Specialty Compounds 261.5 276.6 (5.5%) (4.3%) 34.0 13.0% 34.3 12.4% (0.9%) (0.9%) Corporate and Other 9.7 11.8 (17.8%) (23.7%) (48.5) (55.6) 12.8% 14.2% Total Rockwood - continuing operations $3,380.1 $3,065.2 10.3% 6.3% $638.9 18.9% $602.4 19.7% 6.1% 1.1% Disc. Operations - Pool & Spa Chemicals 54.9 71.2 (22.9%) (22.9%) 5.4 9.8% 12.0 16.9% (55.0%) (55.0%) Total Rockwood $3,435.0 $3,136.4 9.5% 5.6% $644.3 18.8% $614.4 19.6% 4.9% (0.0%) (a) A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. (b) Based o n constant currencies. See Appendices.

Specialty Chemicals Fine Chemicals improvement driven by strong pricing partially offset by lower volumes of lithium products and metal sulfides. Surface Treatment impacted by - lower volumes, particularly in automotive applications - higher selling prices bolt-on-acquisitions. In both businesses improved results were partially offset by higher raw material costs. (a) A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. (b) Based on constant currencies. See Appendices. @ Actual Rates Net Sales Adj. EBITDA (a) % Change % Change ($M) Yr 2008 Yr 2007 Total Constant Currency (b) Yr 2008 Yr 2007 Total Constant Currency (b) Fourth Quarter 265.9 282.7 (5.9%) 2.2% 71.6 69.4 3.2% 9.2% Adj. EBITDA Margin 26.9% 24.5% 2.4 ppt Full Year 1,232.6 1,082.9 13.8% 8.9% 313.0 262.2 19.4% 14.9% Adj. EBITDA Margin 25.4% 24.2% 1.2 ppt

Performance Additives Results were negatively impacted by lower volumes of construction related products. Color Pigments and Timber Treatment were negatively impacted by lower volumes in the construction related business primarily in North America. Higher raw material costs, primarily in Color Pigments, had a negative impact on Adjusted EBITDA. Increased selling prices in the Color Pigments and Clay-based Additives businesses favorably impacted results. Color Pigments favorably impacted by bolt on acquisition. (a) A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. (b) Based on constant currencies. See Appendices. @ Actual Rates Net Sales Adj. EBITDA (a) % Change % Change ($M) Yr 2008 Yr 2007 Total Constant Currency (b) Yr 2008 Yr 2007 Total Constant Currency (b) Fourth Quarter 158.8 207.7 (23.5%) (18.2%) 7.6 31.2 (75.6%) (72.4%) Adj. EBITDA Margin 4.8% 15.0% (10.2) ppt Full Year 835.6 798.5 4.6% 4.2% 107.1 150.7 (28.9%) (30.3%) Adj. EBITDA Margin 12.8% 18.9% (6.1) ppt

Titanium Dioxide Pigments Net sales and Adjusted EBITDA declined excluding the impact of the venture with Kemira, completed on September 1st. Market conditions, including current industry overcapacity particularly serving the construction industry, have continued to negatively impact this segment. Lower volumes for titanium dioxide products, primarily commodity grade, as well as higher raw material and energy costs, mainly for natural gas, had a significant effect on Adjusted EBITDA. (a) A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. (b) Based on constant currencies. See Appendices. @ Actual Rates Net Sales Adj. EBITDA (a) % Change % Change ($M) Yr 2008 Yr 2007 Total Constant Currency (b) Yr 2008 Yr 2007 Total Constant Currency (b) Fourth Quarter 154.0 108.2 42.3% 50.2% 22.9 21.8 5.0% 10.6% Adj. EBITDA Margin 14.9% 20.1% (5.2) ppt Full Year 534.8 442.9 20.7% 13.3% 83.1 82.7 0.5% (5.8%) Adj. EBITDA Margin 15.5% 18.7% (3.2) ppt

Advanced Ceramics Lower volumes in most applications were partially offset by increased volumes of medical products. Higher raw material and energy cost had a negative impact on Adjusted EBITDA. (a) A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. (b) Based on constant currencies. See Appendices. @ Actual Rates Net Sales Adj. EBITDA (a) % Change % Change ($M) Yr 2008 Yr 2007 Total Constant Currency (b) Yr 2008 Yr 2007 Total Constant Currency (b) Fourth Quarter 101.0 116.7 (13.5%) (6.0%) 28.7 35.9 (20.1%) (12.5%) Adj. EBITDA Margin 28.4% 30.8% (2.4) ppt Full Year 505.9 452.5 11.8% 3.9% 150.2 128.1 17.3% 7.9% Adj. EBITDA Margin 29.7% 28.3% 1.4 ppt

Specialty Compounds Net sales were down due to lower volumes in wire and cable applications partially offset by increased selling prices. Adjusted EBITDA was negatively impacted by higher raw material costs and lower volumes, partially offset by higher selling prices and proactive restructuring measures. (a) A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. (b) Based on constant currencies. See Appendices. @ Actual Rates Net Sales Adj. EBITDA (a) % Change % Change ($M) Yr 2008 Yr 2007 Total Constant Currency (b) Yr 2008 Yr 2007 Total Constant Currency (b) Fourth Quarter 50.7 66.4 (23.6%) (16.6%) 7.3 8.9 (18.0%) (12.4%) Adj. EBITDA Margin 14.4% 13.4% 1.0 ppt Full Year 261.5 276.6 (5.5%) (4.3%) 34.0 34.3 (0.9%) (0.9%) Adj. EBITDA Margin 13.0% 12.4% 0.6 ppt

Focus on Cost and Productivity In anticipation of the global economic slow down, Rockwood initiated a series of cost cutting measures beginning in mid-2007: SG&A reductions / consolidating facilities Major cost reduction projects (e.g. Direct LiCl Process) Acquisition synergies Numerous productivity improvement programs Through mid-2008, Rockwood implemented cost cutting measures totaling $125mm, with $23mm realized in ’07; an additional $38mm in ’08; and the balance in ’09 and beyond. As the global recession intensified in October, 2008 additional cost cutting measures were initiated including salary freezes and reduced work hours bringing the expected total savings to $150 mm. Taken together, we expect these measures to result in the elimination of 893 jobs, or almost 9% of Rockwood’s global workforce. Rockwood has recorded $29.6mm of restructuring and other severance costs in the ’08 fourth quarter. This, combined with charges taken earlier in ’08, brings the total charge related to these measures to $35.3mm for ’08.

Focus on Cost and Productivity Cost Savings - Cumulative ($M) 2007 2008 2009 Total* Facility Consolidations / Restructuring 2,557 10,718 16,810 22,695 Acquisition Synergy Programs 0 3,970 23,687 35,577 Major Cost Reduction Projects 6,904 23,723 32,900 34,586 SG&A Reductions and Productivity Programs 13,723 23,357 51,796 57,291 Total Rockwood $23,184 $61,768 $125,192 $150,149 - incremental savings vs. prior year $38,584 $63,424 $24,957 * Expected total when all identified programs are fully implemented

Liquidity Position Liquidity as of December 31, 2008 ($M) Cash and cash equivalents 470 Senior secured credit facility (revolver) 225 Kemira venture credit facility (revolver) 40 Total liquidity available $735

Debt Maturity Schedule ($M) 1 Including $709 million of senior subordinated notes 1 91 114 122 1,475 234 776 2009 2010 2011 2012 2013 2014

Cost Control Focus - 2009 Continue to implement cost reduction and productivity programs already announced Implemented global salary freeze for 2009 Reduce salaries in certain business units Reduce working hours in selected business units Implemented tight controls over discretionary spending Reduce capital expenditures across all business units Initiate programs to reduce working capital in all business units

Financial Summary

Income Statement - Reported Groupe Novasep / Electronics / Pool & Spa Chem. ($M) Fourth Quarter Full Year Yr 2008 Yr 2007 Yr 2008 Yr 2007 Net sales 732.3 784.1 3,380.1 3,065.2 Gross profit 201.0 244.2 1,014.3 976.1 Gross Profit % 27.4% 31.1% 30.0% 31.8% Operating (loss) income (786.1) 84.6 (489.4) 371.2 Operating income % (107.3%) 10.8% (14.5%) 12.1% Interest expense 1 (91.4) (60.7) (231.1) (219.3) Interest income 1.8 1.4 6.0 11.5 Foreign exchange (loss) gain 2 (20.1) (3.5) (32.3) 7.8 Gain (loss) on early extinguishment of debt 4.0 - 4.0 (18.6) Other - 0.1 0.7 (0.9) (Loss) income - cont. ops. before taxes and min. interest $(891.8) $21.9 $(742.1) $151.7 Income tax (benefit) provision (74.5) 5.5 (23.9) 62.3 Net (loss) income - cont. ops. before minority interest $(817.3) $16.4 $(718.2) $89.4 Minority interest in continuing operations 83.2 (1.7) 83.6 (7.9) Net (loss) income - continuing operations $(734.1) $14.7 $(634.6) $81.5 Income from discontinued operations, net of tax 0.4 9.7 3.3 25.2 Gain on sale of discontinued operations, net of tax 42.9 94.7 42.9 210.4 Net (loss) income $(690.8) $119.1 $(588.4) $317.1 1 Interest expense includes: Interest expense on debt (44.2) (41.6) (170.0) (177.9) Mark-to market losses on interest rate swaps (44.7) (16.8) (51.5) (32.2) Deferred financing costs (2.5) (2.3) (9.6) (9.2) Total (91.4) (60.7) (231.1) (219.3) 2 Impact related to non-operating euro-denominated transactions

Reconciliation of Net Income to Adjusted EBITDA

($M)	Fourth Quarter 2008	Fourth Quarter 2007	Full Year 2008	Full Year 2007
Net (loss) income	**(690.8)**	**119.1**	**(588.4)**	**317.1**
Discontinued operations, net of tax	(43.3)	(104.4)	(46.2)	(235.6)
Net (loss) income from continuing operations	**(734.1)**	**14.7**	**(634.6)**	**81.5**
Income tax (benefit) provision	(74.5)	5.5	(23.9)	62.3
Minority interest in continuing operations	(83.2)	1.7	(83.6)	7.9
(Loss) income from continuing operations before taxes and minority interest	**(891.8)**	**21.9**	**(742.1)**	**151.7**
Interest expense, net	89.6	59.3	225.1	207.8
Depreciation and amortization	68.3	59.1	258.9	211.7
Sub-Total	**(733.9)**	**140.3**	**(258.1)**	**571.2**
Goodwill impairment charges	809.5	0.0	809.5	0.0
(Gain) loss on early extinguishment of debt	(4.0)	-	(4.0)	18.6
Foreign exchange loss (gain), net	20.1	3.5	32.3	(7.8)
Acquisition-related expenses [(a)]	14.5	6.3	33.6	14.7
Restructuring and other severance costs	24.5	1.6	26.1	9.5
(Gain) loss on sale of assets and other	(0.6)	0.6	(2.4)	(4.7)
All Other	1.3	0.8	1.9	0.9
Adjusted EBITDA - continuing operations	**$131.4**	**$153.1**	**$638.9**	**$602.4**
Disc. Operations - Pool & Spa Chemicals	0.3	6.1	5.4	12.0
Total Adjusted EBITDA	**$131.7**	**$159.2**	**$644.3**	**$614.4**

(a) Primarily related to inventory write-up charges, acquired in-process research and development and integration costs related to the Kemira venture formation, as well as the Holliday Pigments and Elementis acquisitions in the Performance Additives segment and other acquisitions.

02/18/2009

ROCKWOOD HOLDINGS, INC.

23

Reconciliation of Net Income/EPS as Reported to Net Income/EPS as Adjusted Net Income ($M) Diluted EPS Net Income ($M) Diluted EPS Net Income / EPS - as reported $(734.1) $(9.91) $(634.6) $(8.58) Anti-dilution adjustment - 0.02 - 0.24 Adjustment to expenses from continuing operations: Goodwill impairment charges 675.7 9.11 675.7 8.88 Mark-to-market swap loss 42.9 0.58 49.4 0.65 Foreign exchange losses on financing activities 35.6 0.48 53.1 0.70 Restructuring and other severance costs 18.3 0.24 19.4 0.25 Acquisition-related expenses 10.4 0.14 24.6 0.32 Other 0.8 0.01 1.4 0.02 Subtotal 783.7 10.56 823.6 10.82 Adjustment to income from continuing operations: Tax allocation from disc. operations/other comprehensive income (27.3) (0.37) (35.2) (0.46) Gain on early extinguishment of debt (4.0) (0.05) (4.0) (0.05) Impact of tax rate changes (3.6) (0.05) (3.6) (0.05) Gain on sale of assets (0.4) (0.01) (2.3) (0.03) Subtotal (35.3) (0.48) (45.1) (0.59) Total adjustments 748.4 10.10 778.5 10.47 Net Income / EPS - as adjusted $14.3 $0.19 $143.9 $1.89 Weighted average number of norm. dil. shares outstanding 74,209 76,092 2 Includes anti-dilution adjustment. See 1. Full Year 2008 Fourth Quarter 2008 1 The effect of stock-based awards is excluded from as reported diluted EPS as it is anti-dilutive. However, on an as adjusted basis, these awards are dilutive; for the fourth quarter 2008 normalized diluted shares outstanding were 74,209 compared to as reported diluted shares outstanding of 74,059; for the full year 2008 normalized diluted shares outstanding were 76,092 compared to as reported diluted shares outstanding of 73,983. 1 1 2 2

Tax Rate Reconciliation Before Minority Interest ($M) Income from cont. ops. before taxes and min. interest Income tax provision Income from cont. ops. before taxes and min. interest Income tax provision Income from cont. ops. before taxes and min. interest / Income tax provision - as reported $(891.8) $(74.5) $(742.1) $(23.9) Goodwill impairment charges 809.5 55.0 809.5 55.0 Mark-to-market swap loss 1 44.7 0.8 51.5 1.1 FX (gain) / loss on financing activities 2 20.1 (15.5) 32.3 (20.8) Restructuring and other severance costs 24.5 6.1 26.1 6.6 Acquisition-related expenses 14.5 3.0 33.6 7.3 Tax allocation from disc.ops. / other comprehensive income 27.3 35.2 Gain on early extinguishment of debt (4.0) (4.0) Impact of tax rate changes 3.6 3.6 (Gain) / losses on asset sales and other (0.6) (0.2) (2.4) (0.1) Other 1.3 (0.2) 1.9 (0.2) Income from cont. ops. before taxes and min. interest / Income tax provision - as adjusted $18.2 $5.4 $206.4 $63.8 Tax Rate % 29.7% 30.9% 1 MTM gains / losses in the US are not tax effected because of valuation allowances. 2 Tax provision on FX gain / loss is impacted by a permanent difference in a UK subsidiary. Fourth Quarter 2008 Full Year 2008

Consolidated Net Debt December 31, 2007 December 31, 2008 ($M) as reported Covenant as reported Covenant Balance Sheet FX-Rate 1.46 1.37 1.40 1.47 LTM Adj EBITDA - as reported $614.4 $614.4 $638.9 $638.9 Acquisition related adjustments 9.9 63.7 LTM Adj EBITDA - for covenant purposes $614.4 $624.3 $638.9 $702.6 Net Debt Cash 1) (350.1) (100.0) (468.7) (100.0) Revolver - - - - Rockwood Term Loans 1,736.6 1,736.6 1,646.2 1,646.2 Sachtleben JV Term Loan 349.3 349.3 Assumed Debt 97.7 97.7 107.2 107.2 Sr. Sub.Notes 2014 747.1 747.1 708.5 708.5 Net Debt $2,231.3 $2,481.4 $2,342.5 $2,711.2 FX Adjustment 1) (74.3) 78.8 Net Debt - for covenant purposes $2,231.3 $2,407.1 $2,342.5 $2,790.0 Covenant - as calculated 3.63 x 3.86 x 3.67 x 3.97 x - with full cash 3.46 x 3.45 x 1) Covenant ratio calculation under senior credit agreement for Rockwood Specialties Group, Inc specifies maximum level of cash at $100 million and converts Euro denominated debt at average Euro-rate during LTM period.

Net Debt / LTM Adjusted EBITDA Note: LTM Adj. EBITDA including bolt-on-acquisitions on a proforma basis. 3.0 3.5 4.0 4.5 5.0 5.5 6.0 6.5 7.0 31-Dec-03 31-Mar-04 30-Jun-04 30-Sep-04 31-Dec-04 31-Mar-05 30-Jun-05 30-Sep-05 31-Dec-05 31-Mar-06 30-Jun-06 30-Sep-06 31-Dec-06 31-Mar-07 30-Jun-07 30-Sep-07 31-Dec-07 31-Mar-08 30-Jun-08 30-Sep-08 31-Dec-08

Free Cash Flow ($M) Fourth Quarter 2008 Full Year 2008 Adjusted EBITDA $131.4 $638.9 WC Change (a) (22.8) (125.6) Cash Taxes (b) (4.2) (40.6) Cash Interest (c) (42.4) (164.0) Cash From Operating Activities $62.0 $308.7 CAPEX (d) (64.2) (218.8) Free Cash Flow $(2.2) $89.9 Disc. Operations - Pool & Spa Chemicals 0.1 11.3 Free Cash Flow - Total (e) $(2.1) $101.2 (a) (b) Equals tax provision minus deferred income tax. (c) Interest expense, net minus deferred financing costs and MTM of Swaps. (d) CAPEX net of proceeds on sale of property, plant and equipment. (e) Excludes net proceeds from sale of the Pool & Spa Chemicals business of $122.0 million. Includes changes in accounts receivable, inventories, prepaid expenses, accounts payable, income tax payable and accrued expenses. All figures net of the effect of foreign currency translation and impact of acquisitions and divestitures.

Liquidity Position Liquidity as of December 31, 2008 ($M) Cash and cash equivalents 470 Senior secured credit facility (revolver) 225 Kemira venture credit facility (revolver) 40 Total liquidity available $735

Appendices

Reconciliation of Net Income to Adjusted EBITDA

($M)	Fourth Quarter 2008	Fourth Quarter 2007	Full Year 2008	Full Year 2007
Net (loss) income	**(690.8)**	**119.1**	**(588.4)**	**317.1**
Income from discontinued operations, net of tax	(0.4)	(9.7)	(3.3)	(25.3)
Gain on sale of discontinued operations, net of tax	(42.9)	(94.7)	(42.9)	(210.4)
Minority interest in discontinued operations	-	-	-	0.1
Net (loss) income from continuing operations	**(734.1)**	**14.7**	**(634.6)**	**81.5**
Income tax (benefit) provision	(74.5)	5.5	(23.9)	62.3
Minority interest in continuing operations	(83.2)	1.7	(83.6)	7.9
(Loss) income from continuing operations before taxes and minority interest	**(891.8)**	**21.9**	**(742.1)**	**151.7**
Interest expense	91.4	60.7	231.1	219.3
Interest income	(1.8)	(1.4)	(6.0)	(11.5)
Depreciation and amortization	68.3	59.1	258.9	211.7
Goodwill impairment charges	809.5	-	809.5	-
Acquisition-related expenses [(a)]	14.5	6.3	33.6	14.7
Restructuring and other severance costs	24.5	1.6	26.1	9.5
(Gain) loss on early extinguishment of debt	(4.0)	-	(4.0)	18.6
Refinancing expenses	-	-	-	0.9
(Gain) loss on sale of assets and other	(0.6)	0.6	(2.4)	(4.7)
Foreign exchange loss (gain), net	20.1	3.5	32.3	(7.8)
Other	1.3	0.8	1.9	-
Adjusted EBITDA - continuing operations	**$131.4**	**$153.1**	**$638.9**	**$602.4**
Discontinued Operations - Pool & Spa Chemicals	0.3	6.1	5.4	12.0
Total Adjusted EBITDA	**$131.7**	**$159.2**	**$644.3**	**$614.4**

Groupe Novasep / Electronics / Pool & Spa Chem.

(a) Primarily related to inventory write-up charges, acquired in-process research and development and integration costs related to the Kemira venture formation, as well as the Holliday Pigments and Elementis acquisitions in the Performance Additives segment and other acquisitions.

ROCKWOOD HOLDINGS, INC.

02/18/2009

31

Reconciliation of Pre-Tax Income to Adjusted EBITDA - Fourth Quarter ($M) Titanium Specialty Performance Dioxide Advanced Specialty Corporate Fourth Quarter 2008 Chemicals Additives Pigments Ceramics Compounds and Others Consolidated Income (loss) from continuing operations before taxes and minority interest 17.8 (483.7) (257.3) 2.1 (103.6) (67.1) (891.8) Interest expense 15.2 7.8 11.3 7.8 2.4 46.9 91.4 Interest income (0.3) 0.2 (0.1) (0.1) (0.1) (1.4) (1.8) Depreciation and amortization 18.7 16.3 17.0 11.4 3.0 1.9 68.3 Goodwill impairment charges - 456.6 247.7 - 105.2 - 809.5 Acquisition related expenses 2.2 6.2 3.9 1.6 0.4 0.2 14.5 Restructuring and other severance costs 15.7 3.0 0.2 3.6 - 2.0 24.5 Gain on early extinguishment of debt - - - - - (4.0) (4.0) (Gain) Loss on sale of assets and other (0.8) - 0.3 (0.1) - - (0.6) Foreign exchange loss (gain), net 2.9 0.2 (0.2) 2.3 - 14.9 20.1 Other 0.2 1.0 0.1 0.1 - (0.1) 1.3 Adjusted EBITDA - continuing operations $71.6 $7.6 $22.9 $28.7 $7.3 $(6.7) $131.4 Disc. Operations - Pool & Spa Chemicals - 0.3 - - - - 0.3 Total Adjusted EBITDA $71.6 $7.9 $22.9 $28.7 $7.3 $(6.7) $131.7 Fourth Quarter 2007 Income (loss) from continuing operations before taxes and minority interest 39.8 1.0 (0.3) 15.6 2.8 (37.0) 21.9 Interest expense 11.5 7.8 8.5 8.6 2.4 21.9 60.7 Interest income 2.9 (1.0) (0.2) 0.4 0.2 (3.7) (1.4) Depreciation and amortization 14.5 17.2 12.5 10.7 2.8 1.4 59.1 Acquisition related expenses 0.1 5.6 0.5 1.0 0.7 (1.6) 6.3 Restructuring and other severance costs 0.7 0.5 - 0.3 - 0.1 1.6 (Gain) Loss on sale of assets and other 0.2 (0.1) 0.4 - - 0.1 0.6 Foreign exchange loss (gain), net (0.3) - 0.4 (0.8) - 4.2 3.5 Other - 0.2 - 0.1 - 0.5 0.8 Adjusted EBITDA - continuing operations $69.4 $31.2 $21.8 $35.9 $8.9 $(14.1) $153.1 Disc. Operations - Pool & Spa Chemicals - 6.1 - - - - 6.1 Total Adjusted EBITDA $69.4 $37.3 $21.8 $35.9 $8.9 $(14.1) $159.2

Reconciliation of Pre-Tax Income to Adjusted EBITDA – Full Year

($M) Full Year 2008	Specialty Chemicals	Performance Additives	Titanium Dioxide Pigments	Advanced Ceramics	Specialty Compounds	Corporate and Others	Consolidated
Income (loss) from continuing operations before taxes and minority interest	**166.5**	**(470.6)**	**(266.3)**	**61.3**	**(92.8)**	**(140.2)**	**(742.1)**
Interest expense	56.2	30.4	37.9	34.2	9.3	63.1	231.1
Interest income	(1.2)	1.3	(0.2)	(0.2)	(0.5)	(5.2)	(6.0)
Depreciation and amortization	69.7	67.2	56.3	47.0	11.3	7.4	258.9
Goodwill impairment charges	-	456.6	247.7	-	105.2	-	809.5
Acquisition related expenses	4.6	17.0	6.7	2.4	1.5	1.4	33.6
Restructuring and other severance costs	16.1	3.4	0.2	4.0	-	2.4	26.1
Gain on early extinguishment of debt	-	-	-	-	-	(4.0)	(4.0)
(Gain) Loss on sale of assets and other	(1.3)	-	1.1	0.1	-	(2.3)	(2.4)
Foreign exchange loss (gain), net	2.9	0.3	(0.3)	1.4	-	28.0	32.3
Other	(0.5)	1.5	-	-	-	0.9	1.9
Adjusted EBITDA - continuing operations	**$313.0**	**$107.1**	**$83.1**	**$150.2**	**$34.0**	**$(48.5)**	**$638.9**
Disc. Operations - Pool & Spa Chemicals	-	5.4	-	-	-	-	5.4
Total Adjusted EBITDA	**$313.0**	**$112.5**	**$83.1**	**$150.2**	**$34.0**	**$(48.5)**	**$644.3**

Full Year 2007	Specialty Chemicals	Performance Additives	Titanium Dioxide Pigments	Advanced Ceramics	Specialty Compounds	Corporate and Others	Consolidated
Income (loss) from continuing operations before taxes and minority interest	**165.4**	**62.5**	**6.0**	**50.9**	**11.8**	**(144.9)**	**151.7**
Interest expense	42.0	19.5	32.4	33.8	9.4	82.2	219.3
Interest income	-	(1.6)	(0.2)	0.3	(0.3)	(9.7)	(11.5)
Depreciation and amortization	54.4	57.6	42.4	40.5	11.2	5.6	211.7
Acquisition related expenses	(0.2)	9.1	1.6	2.5	1.1	0.6	14.7
Restructuring and other severance costs	2.6	1.5	-	1.2	-	4.2	9.5
Loss on early extinguishment of debt	-	1.4	-	-	1.1	16.1	18.6
Refinancing expenses	-	-	-	-	-	0.9	0.9
(Gain) Loss on sale of assets and other	(0.2)	0.2	0.5	-	-	(5.2)	(4.7)
Foreign exchange gain, net	(0.6)	(0.2)	-	(1.2)	-	(5.8)	(7.8)
Other	(1.2)	0.7	-	0.1	-	0.4	-
Adjusted EBITDA - continuing operations	**$262.2**	**$150.7**	**$82.7**	**$128.1**	**$34.3**	**$(55.6)**	**$602.4**
Disc. Operations - Pool & Spa Chemicals	-	12.0	-	-	-	-	12.0
Total Adjusted EBITDA	**$262.2**	**$162.7**	**$82.7**	**$128.1**	**$34.3**	**$(55.6)**	**$614.4**

02/18/2009

ROCKWOOD HOLDINGS, INC. 33

Constant Currency Effect on Results – Fourth Quarter Constant Currency basis ($M) Total Change in $ Total Change in % Constant Currency Effect in $ Net Change in $ Net Change in % Specialty Chemicals (16.8) (5.9) (23.1) 6.3 2.2 Performance Additives (48.9) (23.5) (11.0) (37.9) (18.2) Titanium Dioxide Pigments 45.8 42.3 (8.5) 54.3 50.2 Advanced Ceramics (15.7) (13.5) (8.7) (7.0) (6.0) Specialty Compounds (15.7) (23.6) (4.7) (11.0) (16.6) Corporate and Other (0.5) (20.8) (0.2) (0.3) (12.5) Net Sales - cont. ops. $(51.8) (6.6) % $(56.2) $4.4 0.6 % Disc. Ops. - Pool & Spa Chemicals (20.2) (87.4) - (20.2) (87.4) Net Sales $(72.0) (8.9) % $(56.2) $(15.8) (2.0) % Specialty Chemicals 2.2 3.2 (4.2) 6.4 9.2 Performance Additives (23.6) (75.6) (1.0) (22.6) (72.4) Titanium Dioxide Pigments 1.1 5.0 (1.2) 2.3 10.6 Advanced Ceramics (7.2) (20.1) (2.7) (4.5) (12.5) Specialty Compounds (1.6) (18.0) (0.5) (1.1) (12.4) Corporate and Other 7.4 52.5 0.1 7.3 51.8 Adjusted EBITDA - cont. ops. $(21.7) (14.2) % $(9.5) $(12.2) (8.0) % Disc. Ops. - Pool & Spa Chemicals (5.8) (95.1) - (5.8) (95.1) Total Adjusted EBITDA $(27.5) (17.3) % $(9.5) $(18.0) (11.3) % Change: Fourth Quarter 2008 versus 2007

Constant Currency Effect on Results – Full Year Constant Currency basis ($M) Total Change in $ Total Change in % Constant Currency Effect in $ Net Change in $ Net Change in % Specialty Chemicals 149.7 13.8 53.0 96.7 8.9 Performance Additives 37.1 4.6 3.8 33.3 4.2 Titanium Dioxide Pigments 91.9 20.7 32.9 59.0 13.3 Advanced Ceramics 53.4 11.8 35.7 17.7 3.9 Specialty Compounds (15.1) (5.5) (3.1) (12.0) (4.3) Corporate and Other (2.1) (17.8) 0.7 (2.8) (23.7) Net Sales - cont. ops. $314.9 10.3% $123.0 $191.9 6.3 % Disc. Ops. - Pool & Spa Chemicals (16.3) (22.9) - (16.3) (22.9) Net Sales $298.6 9.5% $123.0 $175.6 5.6 % Specialty Chemicals 50.8 19.4 11.7 39.1 14.9 Performance Additives (43.6) (28.9) 2.0 (45.6) (30.3) Titanium Dioxide Pigments 0.4 0.5 5.2 (4.8) (5.8) Advanced Ceramics 22.1 17.3 12.0 10.1 7.9 Specialty Compounds (0.3) (0.9) - (0.3) (0.9) Corporate and Other 7.1 12.8 (0.8) 7.9 14.2 Adjusted EBITDA - cont. ops. $36.5 6.1% $30.1 $6.4 1.1 % Disc. Ops. - Pool & Spa Chemicals (6.6) (55.0) - (6.6) (55.0) Total Adjusted EBITDA $29.9 4.9% $30.1 $(0.2) - % Change: Full Year 2008 versus 2007

Tax Rate Reconciliation 2007 Before Minority Interest ($M) Income from cont. ops. before taxes and min. interest Income tax provision Income from cont. ops. before taxes and min. interest Income tax provision Income from cont. ops. before taxes and min. interest / Income tax provision - as reported $21.9 $5.5 $151.7 $62.3 Mark-to-market swap loss 1 16.8 0.0 32.2 6.0 FX (gain) / loss on financing activities 2 3.5 (4.6) (7.8) (9.5) Restructuring and other severance costs 1.6 0.4 9.5 3.0 Acquisition-related expenses 6.3 1.2 14.7 4.3 Tax allocation from disc.ops. / other comprehensive income 7.1 7.1 Impact of tax rate changes 9.7 11.2 Loss on early extinguishment of debt 18.6 6.7 (Gain) / losses on asset sales and other 0.6 0.2 (4.7) (1.6) Other 0.8 0.1 1.2 0.4 Income from cont. ops. before taxes and min. interest / Income tax provision - as adjusted $51.5 $19.6 $215.4 $89.9 Tax Rate % 38.1% 41.7% 1 MTM gains / losses in the US are not tax effected because of valuation allowances. 2 Tax provision on FX gain / loss is impacted by a permanent difference in a UK subsidiary. Fourth Quarter 2007 Full Year 2007

Reconciliation of Net Income/EPS - Fourth Quarter Net Income ($M) Diluted EPS Net Income ($M) Diluted EPS Net Income / EPS - as reported $(734.1) $(9.91) $14.7 $0.19 Anti-dilution adjustment - 0.02 - - Adjustment to expenses from continuing operations: Goodwill impairment charges 675.7 9.11 - - Mark-to-market swap loss 42.9 0.58 16.8 0.22 Foreign exchange losses on financing activities 35.6 0.48 8.1 0.11 Restructuring and other severance costs 18.3 0.24 1.2 0.02 Acquisition-related expenses 10.4 0.14 5.1 0.07 Other 0.8 0.01 1.2 0.01 Subtotal 783.7 10.56 32.4 0.43 Adjustment to income from continuing operations: Tax allocation from disc. operations/other comprehensive income (27.3) (0.37) (7.1) (0.10) Gain on early extinguishment of debt (4.0) (0.05) - - Impact of tax rate changes (3.6) (0.05) (9.7) (0.13) Gain on sale of assets (0.4) (0.01) (0.1) (0.00) Subtotal (35.3) (0.48) (16.9) (0.23) Total adjustments 748.4 10.10 15.5 0.20 Net Income / EPS - as adjusted $14.3 $0.19 $30.2 $0.39 Weighted average number of norm. dil. shares outstanding 74,209 76,523 2 Includes anti-dilution adjustment. See 1. 1 The effect of stock-based awards is excluded from as reported diluted EPS as it is anti-dilutive. However, on an as adjusted basis, these awards are dilutive; for the fourth quarter 2008 normalized diluted shares outstanding were 74,209 compared to as reported diluted shares outstanding of 74,059. Fourth Quarter 2008 Fourth Quarter 2007 1 2

Reconciliation of Net Income/EPS - Full Year Net Income ($M) Diluted EPS Net Income ($M) Diluted EPS Net Income / EPS - as reported $(634.6) $(8.58) $81.5 $1.07 Anti-dilution adjustment - 0.24 - - Adjustment to expenses from continuing operations: Goodwill impairment charges 675.7 8.88 - - Foreign exchange losses on financing activities 53.1 0.70 1.7 0.02 Mark-to-market swap loss 49.4 0.65 26.2 0.34 Acquisition-related expenses 24.6 0.32 10.4 0.14 Restructuring and other severance costs 19.4 0.25 6.5 0.09 Loss on early extinguishment of debt - - 11.9 0.16 Other 1.4 0.02 0.8 0.00 Subtotal 823.6 10.82 57.5 0.75 Adjustment to income from continuing operations: Tax allocation from disc. operations/other comprehensive income (35.2) (0.46) (7.1) (0.09) Gain on early extinguishment of debt (4.0) (0.05) - - Impact of tax rate changes (3.6) (0.05) (11.2) (0.15) Gain on sale of assets (2.3) (0.03) (3.1) (0.04) Subtotal (45.1) (0.59) (21.4) (0.28) Total adjustments 778.5 10.47 36.1 0.47 Net Income / EPS - as adjusted $143.9 $1.89 $117.6 $1.54 Weighted average number of norm. dil. shares outstanding 76,092 76,279 2 Includes anti-dilution adjustment. See 1. Full Year 2008 Full Year 2007 1 The effect of stock-based awards is excluded from as reported diluted EPS as it is anti-dilutive. However, on an as adjusted basis, these awards are dilutive; for the full year 2008 normalized diluted shares outstanding were 76,092 compared to as reported diluted shares outstanding of 73,983. 1 2

Reconciliation of Net Cash to Adjusted EBITDA Fourth Quarter Full Year ($M) 2008 2008 Net cash provided by operating activities $51.3 $290.8 Changes in assets and liabilities, net of the effect of foreign currency translation and acquisitions (3.6) 90.6 Current portion of income tax provision 4.2 40.6 Interest expense, net, excluding amortization of deferred financing costs and unrealized losses/gains on derivatives 42.4 164.0 Acquisition-related expenses 14.4 30.7 Restructuring and other severance costs 24.5 26.1 Bad debt provision (2.5) (3.4) (Gain) on sale of assets and other (0.6) (2.4) Other 1.3 1.9 Adjusted EBITDA - continuing operations $131.4 $638.9 Discontinued Operations - Pool & Spa Chemicals 0.3 5.4 Total Adjusted EBITDA $131.7 $644.3